UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2014

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2013, Fresh Healthy Vending International, Inc. (the “Company”) entered into a Severance Agreement and General Release with its former Chief Financial Officer, Mark Cole.  The terms of the agreement call for: 1) the Company to continue to pay Mr. Cole’s salary and benefits through May 31, 2014; 2) to recognize a total of 10,000 unregistered shares of the Company’s common stock as the vested portion of the shares granted to him under his February 18, 2014 Employment Agreement; and 3) mutual releases between the parties.

The above summary is qualified in its entirety by reference to the agreement with Mr. Cole, filed as Exhibits 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On April 30, 2014, Mark Cole resigned from his position as Chief Financial Officer of our Company. Mr. Cole has advised the Company that he intends to pursue opportunities in the apparel and footwear industries.  Alex Kennedy has assumed the position of Chief Financial Officer on an interim basis until our Company appoints a replacement.  Mr. Cole has agreed to serve as a consultant to our Company through May 15, 2014.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit No.

Description

10.6

Severance Agreement and General Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014

Fresh Healthy Vending International, Inc.

/s/ ALEX KENNEDY

By: Alex Kennedy

Chief Executive Officer and Chief Financial Officer

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